Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

FIRST FINANCIAL NORTHWEST BANK
TO PURCHASE FOUR BANK BRANCHES AND TO OPEN
TWO ADDITIONAL BRANCHES

RENTON, WASHINGTON – April 10, 2017 – First Financial Northwest, Inc. ("Company") (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank, ("Bank") announced today that it  has entered into a definitive agreement to purchase four branches located in Snohomish and King Counties.  The Bank will assume approximately $102 million in deposits associated with the branches, based on deposits as of December 31, 2016, for a deposit premium of 3.125%, based on deposit balances at the time the transaction closes.  The Bank is not acquiring any loans as part of the transaction.
The purchase is subject to receiving regulatory approvals, and customary closing conditions. Under the agreement, the Bank will assume certain liabilities, including checking, savings, IRAs and CDs belonging to households and small business customers who live in the local area.  The Bank will be acquiring all four retail locations, including their ATMs. One branch property is owned and three branch properties are leased with the Bank assuming the leases. The transaction is expected to close in the third quarter of 2017.
The Bank also announced that it has received regulatory approval to open two additional branches. The first branch will be in the Crossroads area of Bellevue, Washington at 15600 NE 8th Street, Bellevue, Washington. The location is expected to open in the second quarter of this year. The second branch will be in Downtown Bothell, Washington at The Junction, adjacent to the historic McMenamins Anderson School. The location is expected to open in the fourth quarter of this year. Both sites will feature a small footprint focused on efficiency and the latest banking technology.
The new locations will join the Bank's Renton headquarters and existing branch offices located in Mill Creek, Edmonds and The Landing in Renton, Washington.
Joseph W. Kiley III, First Financial Northwest Bank's President and Chief Executive Officer stated, "This acquisition and the new branches are a natural extension of our current expansion in King and Snohomish Counties and complements our strategy to grow core deposits and reduce our cost of funds.  Well-known for the personalized service we provide our banking customers, we are looking forward to introducing our unique financial solutions especially designed to meet customers' individual, family and business banking needs to new customers in these market areas. Additionally, we believe the two new branches will enjoy the same success as the others we have opened during the past 18 months."
About the Company and the Bank

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; a Washington State chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through its four full-service banking offices. We are a part of the ABA NASDAQ Community Bank

Index and the Russell 3000 Index. For additional information about us, please visit our website at ffnwb.com and click on the "Investor Relations" link at the bottom of the page.

Forward Looking Statements:
This press release contains statements that the Company believes are "forward-looking statements." These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our risk factors contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Such forward-looking statements speak only as of the date of this release.  The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the Company's expectations of results or any change in events.